EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121079) of Global Crossing Limited of our report dated April 27, 2005, with respect to Global Crossing Limited management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Global Crossing Limited, included in this Form 10-K/A.

/s/ Ernst & Young LLP

New York, New York

April 27, 2005